EXHIBIT 10.4

SHARE PLEDGE AGREEMENT, dated as of October 3, 2016 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among RMR Industrials, Inc., a Nevada corporation (“RMRI”) and Central Valley Administrators Inc., a Nevada corporation (the “Purchaser”). Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Note Purchase Agreement; provided that each term defined in the Nevada UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the Nevada UCC.

Reference is made to the Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”), entered into by and among RMR Aggregates, Inc., a Colorado corporation (the “Company”), the Purchaser and RMRI. RMRI is willing to execute and deliver this Agreement in order to induce the Purchaser to purchase the Note.

Accordingly, the parties hereto agree as follows:

1.1           Defined Terms.

“Nevada UCC” means the Uniform Commercial Code as from time to time in effect in the State of Nevada; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Purchaser’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code or similar law as in effect in a jurisdiction other than the State of Nevada, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Pledged Shares” shall have the meaning assigned to such term in the Note Purchase Agreement.

“Secured Obligations” means the due and punctual payment by the Company of the Principal Amount plus all accrued interest under the terms of the Note.

1.2         Security Interest.

(a)          As security for the payment and performance in full of the Secured Obligations, RMRI hereby grants to the Purchaser, its successors and permitted assigns, a security interest (the “Security Interest”) in RMRI’s right, title and interest in, to and under the following (collectively, the “Pledged Collateral”):

(i)          the Pledged Shares; and

(ii)         all Proceeds and products of the Pledged Shares.

1.3         Perfection Actions.

(a)          On the date hereof, RMRI shall cause UCC-1 financing statements substantially in the form attached hereto as Exhibit A to be filed with the Nevada Secretary of State and the California Secretary of State to perfect the liens intended to be created by this Agreement (the “Financing Statements”). The parties hereto hereby irrevocably authorize the Purchaser at any time and from time to time to file in any relevant jurisdiction any other financing statements with respect to the Pledged Collateral or any part thereof and amendments thereto that describe the collateral covered thereby in any manner that the Purchaser reasonably determines is necessary to ensure the perfection and continuation of the security interest in the Pledged Collateral granted under this Agreement.

(b)          All certificates or instruments representing or evidencing the Pledged Collateral shall, within 5 Business Days of the date hereof (or such later date as the Purchaser may reasonably agree), be delivered to and held by or on behalf of the Purchaser pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank.

(c)          RMRI shall take such additional perfection actions as may be reasonably requested by Purchaser as Purchaser may determine are required to perfect the liens intended to be created by this Agreement.

1.4         Representations and Warranties of RMRI. RMRI hereby represents and warrants to each of the other parties hereto as follows:

(a)          Corporate Power. RMRI has all requisite legal and corporate power to enter into, execute and deliver this Agreement. This Agreement is a valid and binding obligation of RMRI, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors’ rights.

(b)          Corporate Action. All corporate action on the part of RMRI, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the pledge of the Pledged Collateral and the performance of all of RMRI’s obligations under this Agreement has been taken.

(c)          Ownership of the Pledged Shares. RMRI is the beneficial and record owner of the Pledged Shares.

(d)          Perfected Security Interest. Upon completion of the perfection actions referred to in Section 1.3(a) and Section 1.3(b), the Purchaser shall have a valid and perfected first priority security interest in such Pledged Collateral.

(e)          Principal Address. RMRI’s principal executive office is located at: 9301 Wilshire Blvd., Suite 312 Beverly Hills, CA 90210.

1.5         Remedies upon Event of Default. If an Event of Default shall have occurred and is continuing and the Purchaser shall have notified the Company and RMRI of its intent to exercise its rights under the Note Purchase Agreement, the Company and RMRI agree to make available, on demand, each item of Pledged Collateral to the Purchaser or any Person designated by the Purchaser, and it is agreed that the Purchaser shall have the right, with or without legal process and with or without demand for performance but with notice (which need not be prior notice), to transfer to or to register in the name of the Purchaser or any of its nominees any or all of the Pledged Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.

1.6         Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and shall be given as provided in Section 10.6 of the Note Purchase Agreement.

1.7         Waivers; Amendment.

(a)          No failure or delay by the Purchaser in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Purchaser hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 1.7, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Purchaser and the Company.

1.8         Termination or Release.

(a)          This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate when the Secured Obligations have been paid in full in accordance with the terms of the Note Purchase Agreement.

(b)          In connection with any termination or release pursuant to paragraph (a) of this Section, the Purchaser shall execute and/or deliver to the Company or RMRI all documents and certificates or instruments evidencing the Pledged Collateral that the Company or RMRI shall reasonably request to evidence such termination or release. Any execution and delivery of documents, certificates or instruments by the Purchaser pursuant to this Section shall be without recourse to or warranty by the Purchaser.

1.9           Governing Law. This Agreement and the other Loan Documents and all actions arising out of or in connection with the Loan Documents shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of Clark, the State of Nevada, over any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents.

1.10         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CENTRAL VALLEY ADMINISTRATORS INC., as the Purchaser

By:	/s/ Richard Merkin
Name:	Richard Merkin
Title:	President

RMR INDUSTRIALS, INC.

By:	/s/ Chad Brownstein
Name:	Chad Brownstein
Title:	Chief Executive Officer